UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 19, 2005 (May 16, 2005)

ALLIED HEALTHCARE INTERNATIONAL INC.

(Exact Name of Registrant as Specified on its Charter)

1-11570	13-3098275
(Commission File Number)	(IRS Employer Identification Number)

                                                New York

(State or Other Jurisdiction of Incorporation or Organization)

555 Madison Avenue, New York, New York 10022

(Address of Principal Executive Offices)

                                    (212) 750-0064

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

(a) and (b)

On May 18, 2005, Allied Healthcare International Inc. (the "Company") notified The Nasdaq Stock Market, Inc. ("Nasdaq") that, as disclosed in Item 5.02 of this Form 8-K, David J. Macfarlane had resigned from the board of directors of the Company, effective as of the close of business on May 16, 2005. The Company also notified Nasdaq that Mr. Macfarlane was an independent director (as defined in the rules of Nasdaq) and that, as a result of his resignation, the board of directors of the Company does not consist of a majority of independent directors, as required by Nasdaq Marketplace Rule 4350(c)(1). The Company informed Nasdaq that it was aware of its obligation to regain compliance with Rule 4350(c)(1) by the earlier of its next annual meeting of shareholders or May 16, 2005.

On May 18, 2005, in response to the letter from the Company to Nasdaq, Nasdaq notified the Company that it no longer complied with Nasdaq Marketplace Rule 4350(c)(1) and that, consistent with such rule, the Company will be provided with a cure period until the earlier of its next annual shareholders' meeting or May 16, 2006 to regain compliance.

The Company intends to seek a qualified individual who will meet the requirements of the Nasdaq Marketplace rules relating to independence to replace Mr. Macfarlane on the board of directors.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On May 16, 2005, David J. Macfarlane resigned from the board of directors of the Company, effective as of the close of business on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2005

ALLIED HEALTHCARE INTERNATIONAL INC.
By:	/s/ Marvet Abbassi
Name: Marvet Abbassi Title: Financial Controller